Exhibit g(iv)

                        STATE STREET BANK & TRUST COMPANY

                       CUSTODY AND ACCOUNTING FEE SCHEDULE

                              USAA INVESTMENT TRUST
                           USAA LIFE INVESTMENT TRUST
                             USAA MUTUAL FUND, INC.
                               USAA TAX-FREE TRUST
                           USAA TAX EXEMPT FUND, INC.


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I.   DOMESTIC CUSTODY
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     Maintain  custody of fund assets.  Settle  portfolio  purchases  and sales.
     Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

     The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of all USAA accounts serviced by State Street

            First $20 billion                      0.25 basis points
            Next $20 billion                       0.20 basis points
            Excess                                 0.15 basis points

     TRANSACTIONS

        DTC (non-ETD)                                               $12.00
        DTC (ETD)                                                    $7.00
        Fed Book Entry (non-ETD)                                    $12.00
        Fed Book Entry (ETD)                                         $7.00
        PTC (non-ETD)                                               $20.00
        PTC (ETD)                                                   $15.00
        Physical Settlements                                        $25.00
        Maturity collections                                         $8.00
        In Kind Transfers (DTC)                                      $7.00
        Paydowns                                                     $2.00
        Third party foreign exchange trades                         $50.00
        Call Monitoring                                              $5.00
        Fund of Fund Trades                                          $5.00
        All other trades                                            $16.00
        Written options                                             $25.00
        Closed options
                                                                  $15.00
        Futures transactions - no security movement                  $8.00
        Margin payments                                              $6.00
        Fund trades                                                 $30.00
        Affirmations                                                 $1.00
        CWP  (per check)                                               .65
        State Street Repo                                        No charge
        State Street FX                                          No charge

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II.  GLOBAL CUSTODY
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     SUB-CUSTODIAN ASSET BASED FEES**

     A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

                                 BASIS POINT
     COUNTRY                       CHARGES                  TRANSACTION FEES

     Argentina                      12.0                          $ 50
     Australia                       1.0                          $ 20
     Austria                         8.0                          $ 50
     Bahrain                        40.0                          $100
     Bangladesh                     40.0                          $100
     Belgium                         1.0                          $ 20
     Bermuda                        12.0                          $ 75
     Bolivia                        40.0                          $100
     Botswana                       40.0                          $ 75
     Brazil                         12.0                          $ 50
     Bulgaria                       20.0                          $ 75
     Canada                          3.0                          $ 20
     Chile                          20.0                          $ 75
     China                          20.0                          $100
     Colombia                       40.0                          $100
     Croatia                        40.0                          $ 75
     Cyprus                         40.0                          $100
     Czech Rep                      12.0                          $ 75
     Denmark                         1.0                          $ 20
     Ecuador                        40.0                          $ 75
     Egypt                          12.0                          $ 50
     Estonia                        40.0                          $ 40
     Euroclear                       3.0                          $ 20
     Finland                         1.0                          $ 20
     France                          3.0                          $ 20
     Germany                         3.0                          $ 20
     Ghana                          40.0                          $ 75
     Greece                         12.0                          $ 40
     Hong Kong                       8.0                          $ 40
     Hungary                        12.0                          $ 75
     Iceland                        12.0                          $ 25
     India                          20.0                          $100
     Indonesia                      12.0                          $ 75
     Ireland                         8.0                          $ 50
     Israel                         12.0                          $ 50
     Italy                           3.0                          $ 20
     Ivory Coast                    40.0                          $ 75
     Jamaica                        40.0                          $ 75
     Japan                           3.0                          $ 20
     Jordan                         12.0                          $100
     Kenya                          20.0                          $ 75
     Latvia                         40.0                          $ 50

                                 BASIS POINT
     COUNTRY                       CHARGES                  TRANSACTION FEES

     Lebanon                        40.0                           $100
     Lithuania                      12.0                           $ 50
     Malaysia                        8.0                           $ 50
     Mauritius                      20.0                           $ 75
     Mexico                          8.0                           $ 25
     Morocco                        20.0                           $ 75
     Namibia                        20.0                           $ 50
     Netherlands                     1.0                           $ 20
     New Zealand                     1.0                           $ 20
     Norway                          1.0                           $ 20
     Oman                           40.0                           $100
     Pakistan                       20.0                           $100
     Peru                           40.0                           $100
     Philippines                     8.0                           $ 75
     Poland                         20.0                           $ 50
     Portugal                        8.0                           $ 75
     Puerto Rico                     8.0                           $ 50
     Romania                        12.0                           $ 75
     Russia                         20.0                           $ 75
     S Africa                        8.0                           $ 25
     Singapore                       8.0                           $ 40
     Slovak Rep                     20.0                           $ 75
     Slovenia                       40.0                           $ 75
     South Korea                     1.0                           $ 20
     Spain                           8.0                           $ 40
     Sri Lanka                      12.0                           $ 75
     Swaziland                      40.0                           $ 75
     Sweden                          3.0                           $ 20
     Switzerland                     1.0                           $ 20
     Taiwan                         12.0                           $ 40
     Thailand                        8.0                           $ 50
     Trin & Tobago                  40.0                           $ 75
     Tunisia                        40.0                           $ 40
     Turkey                         40.0                           $ 40
     UK                              3.0                           $ 20
     Ukraine                        40.0                           $100
     Uruguay                        40.0                           $ 75
     Venezuela                      40.0                           $100
     Viet Nam                       40.0                           $100
     Zambia                         40.0                           $100
     Zimbabwe                       40.0                           $100

**Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

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III. SECURITIES LENDING (PROGRAM RUN BY THIRD PARTY)
     Securities Lending Fees have been moved to Attachment A, as third party lending agent is paying fees directly to State Street
--------------------------------------------------------------------------------



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IV.  FUND ACCOUNTING
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RECORDKEEPING

     Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of the Mutual Funds.

NON-MONEY MARKET FUNDS

            First $18 billion                          0.90 basis points
            Excess                                     0.60 basis points
            Minimum monthly charge                                Waived

MONEY MARKET FUNDS

            First $8 billion                           0.70 basis points
            Excess                                     0.50 basis points
            Minimum monthly charge                     Waived

ADVERTISED YIELD

     For each portfolio maintain, monthly charge is based on the number of holdings as followed:

       HOLDINGS PER PORTFOLIO                               MONTHLY FEE
       0 to 50                                                  $250.00
       50 to 100                                                $300.00
       Over 100                                                 $350.00

SAFIRE
       New fund installation charge                           $1,000.00
       Annual per fund charge                                 $3,500.00
       SaFire User Fee                                          $ 92.00

AUTOMATED PRICING VIA NAVIGATOR (EXCLUDES FUND OF FUNDS)

     Quote Charge (based on month end positions)

     Base fee--domestic, including Money Market Funds                 $300.00
     Base fee--more than 20% global                                   $375.00
     Municipal Bonds via Muller Data                                   $10.00
     Municipal Bonds via Kenny Information Systems                     $16.00
     Government, corporate, and conv. bonds via Bridge                 $11.00
     Corporate and government bonds via Bridge                         $11.00
     Government, corporate, and conv. bonds via FT Interactive         $16.00
     Corporate and government bonds via FT Interactive                 $16.00
     Options, futures and private placements                            $6.00
     Foreign equities and bonds                                         $6.00
     Listed equities, OTC equities and bonds                            $6.00
     Corporate, municipal, convertible, and government
     Bonds, adjustable rate preferred stocks via IDSI                  $12.00

MULTI-MANAGED FUNDS
         For each additional portfolio, the fund will be charged      $15,000

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V.   ENHANCED ACCOUNTING SERVICES - FUND ADMINISTRATION
-------------------------------------------------------------------------------


     The following fees are for limited fund administration services or remote access to technology platforms. All fees quoted are expressed in annual terms unless expressly noted.

        o   Performance calculations on multi-managed portfolios     $2,000
            (fee applies to each multi-manager portfolio)

        o   Specialized fund administration reporting                  $250
            (fee is per report per fund)

             -   NSAR Broker
             -   Top ten holdings
             -   Series Broker allocation
             -   Dividend received deduction
             -   45 day dividend reporting
             -   Government income breakdown/income by state
                  (fee waived for this report)
             -   Massachusetts State reporting

        o   Specialized fund administration system applications

             -   Fund Administration Workstation
                 (remote access for all funds)                      $75,000
                       Before/After tax return module              (waived)
                (the waiver relates to returns module only.
                Use of other FA workstation functions will require additional fees)

             -   Wash Sale System
                   (On demand reporting)
             -   Equity Fund (per fund)                              $5,000
             -   Fixed Income Fund (per fund)                        $3,000

             -   iTELS - tax efficient lot selection application     $2,500
                 (service performed by State Street) per fund




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VI.  SPECIAL SERVICES
--------------------------------------------------------------------------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

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VII. BALANCE CREDITS AND OVERDRAFT CHARGES
-------------------------------------------------------------------------------

     For the Mutual Funds only, a balance credit will be applied against the custody fees or other fees as directed by USAA (excluding out-of-pocket expenses). The credit is based on 75% of the average 90 day Treasury Bill rate for the month, times the average collected balance ( collected balance is positive balance).

     Overdrafts due to overspending/client errors or third party agent errors will be charged at a rate of Fed Funds plus 50 basis points. Total overdraft charges will be applied to the monthly custody bills.

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VIII. OUT-OF-POCKET EXPENSES
-------------------------------------------------------------------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These expenses have been separated into 2 categories; recurring and variable.

     RECURRING OUT-OF-POCKET EXPENSES
     Out-of-pocket   expenses   related   to   duplicating,   courier   service,
     postage/insurance, supplies related to fund records, communication/equipment costs (telephone, lease lines, etc.), and third-party internal control review will be charged back to the funds at a fixed monthly fee.

                             $420.00/month per fund

     VARIABLE OUT-OF-POCKET EXPENSES
     Variable out-of-pocket expenses will be billed as they occur. These out-of-pocket expenses include, but are not limited to the following:

         - Proxy Fees
         - Transfer fees
         - Sub-Custodian out-of-pocket charges, market fees, registration fees, stamp duties, etc.
         - Customized programming/transmissions @ $175 per hour)
           (100 hours for free)
         - Annual fee for each customized program/transmission ($3,000)--1st three are free
         - Non recurring legal fees
         - Wires ($5.00)

All fees above will be charged against the Fund's custodian account five (5) business days after the invoice is sent to the Fund's offices. Payment does not preclude any required billing adjustments that will be made to the following months bill.

--------------------------------------------------------------------------------
STATE STREET                                         USAA INVESTMENT TRUST
                                                     USAA LIFE INVESTMENT TRUST
                                                     USAA MUTUAL FUND, INC.
                                                     USAA TAX-FREE TRUST
                                                     USAA TAX EXEMPT FUND, INC.


By                                            By
   ---------------------------------             -------------------------------

Title                                         Title
    ---------------------------------            -------------------------------

Date                                          Date
    ---------------------------------            ------------------------------

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                       STATE STREET BANK AND TRUST COMPANY
                                  ATTACHMENT A
-------------------------------------------------------------------------------


                  THIRD PARTIES SECURITIES LENDING-FEE SCHEDULE
                  (PROGRAM RUN BY METROPOLITAN WEST SECURITIES)

================================================================================


ADMINISTRATION FEE
For  reporting  of fails,  cash  collateral,  shares on loan,  past due  income.
Services related to income collection and corporate action support. The fee shown below is annualized, billed and payable monthly.

Prime Meridian access*                                                $1,080.00
*for accounts NOT already billed by SSC's Cash Management group
              ---

DOMESTIC (DTC, FED)
Deliver/Receive loaned securities versus cash/securities collateral (ETD) $7.00
Loan Administration--DTC SPO                                              $5.00
                     Wire transfer                                        $5.00

NON-US (SLEEVES USED IN SECTION V)
Deliver/Receive loaned securities versus cash/securities collateral
         Group I                                                         $25.00
         Group II                                                        $40.00
         Group III                                                       $50.00
         Group IV                                                        $75.00
         Group V                                                        $100.00

OTHER CUSTODY CHARGES
Domestic Collateral Account Holdings*                            .4 basis point

Collateral transactions:
                            DTC, Fed Buy/Sell/Maturity                    $7.00
                            Wire in/out                                   $5.00

*based on month end market values of collateral accounts


TRANSMISSION OF CUSTODY POSITIONS AND ACTIVITY
Programming for standard transmission. Transmission set up, integration testing and maintenance. $175.00 per hour


                                       1A